Item 77.C.

The special meeting of the shareholders of the UMB
Scout Regional Fund, Inc.
was held on May 30, 2001.

The matters voted on by the shareholders of record as of March 20, 2001 and the results of the vote at the shareholder meeting held
May 30, 2001 were as
follows:

1. To approve a change in the Funds investment policies to permit the Fund to invest in small capitalization companies located throughout the United
States.

Affirmative	1,401,886.133
Against	8,492.011
Abstain	2,125.842
Total	1,412,503.986

2. To approve a change in the Funds fundamental investment objective such that the Fund will seek long-term growth of capital.

Affirmative	1,405,652.022
Against	5,544.863
Abstain	1,307.101
Total	1,412,503.986

3. To approve the reclassification of the Funds general investment policies as non-fundamental.

Affirmative	1,396,155.725
Against	9,723.719
Abstain	6,624.542
Total	1,412,503.986

4. To approve the reclassification of certain of the Funds fundamental investment restrictions as non fundamental.

A.  Diversification
Affirmative	1,396,351.962
Against	12,560.586
Abstain	3,591.438
Total	1,412,503.986

B.  Investing for Control
Affirmative	1,396,779.565
Against	8,449.411
Abstain	7,275.010
Total	1,412,503.986




C.  Investment Companies
Affirmative	1,398,650.576
Against	9,921.212
Abstain	3,932.198
Total	1,412,503.986

D.  Unseasoned Issuers
Affirmative	1,396,479.060
Against	8,749.916
Abstain	7,275.010
Total	1,412,503.986

E.  Affiliate Dealings
Affirmative	1,393,949.265
Against	14,622.523
Abstain	3,932.198
Total	1,412,503.986

F.  Affiliate-Owned Companies
Affirmative	1,393,949.265
Against	14,622.523
Abstain	3,932.198
Total	1,412,503.986

G.  Unlimited Liability Securities
Affirmative	1,393,949.265
Against	14,963.283
Abstain	3,591.438
Total	1,412,503.986

H.  Adviser Affiliate
Affirmative	1,394,590.530
Against	13,981.258
Abstain	3,932.198
Total	1,412,503.986

5. The approve the reorganization of the Fund from a Maryland corporation to a series of a Delaware business trust.

Affirmative	1,403,937.336
Against	6,863.889
Abstain	1,702.761
Total	1,412,503.986